Exhibit 99.1

101 JFK Parkway, Short Hills, NJ 07078
news release
Contact: Thomas Splaine (973) 924-5184
tsplaine@myinvestorsbank.com

Investors Bancorp, Inc. Releases 2015 Annual Dodd-Frank Act Company-Run Stress Test Disclosure

SHORT HILLS, N.J. - (PRNewswire) June 26, 2015 - Investors Bancorp, Inc. (Nasdaq: ISBC) (the "Company"), the holding company for Investors Bank, today released its 2015 Annual Dodd-Frank Act Company-Run Stress Test Disclosure for the Company and Investors Bank. The results are calculated using capital action assumptions required by the Dodd-Frank Act Stress Test rules. Results are based on a forward-looking exercise using a hypothetical severely adverse macroeconomic scenario developed by the Board of Governors of the Federal Reserve System. The full disclosure, including the results for Investors Bancorp, Inc. and Investors Bank, a summary of the supervisory severely adverse scenario and additional information regarding the methodologies used to conduct the stress test may be found under the Investor Relations section of the website at www.myinvestorsbank.com.

About Investors Bancorp, Inc.

Investors Bancorp, Inc. is the holding company for Investors Bank. As of March 31, 2015, the Company reported assets of $19.37 billion and operates from its corporate headquarters in Short Hills, New Jersey, and had 134 offices located throughout New Jersey and New York.

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